Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197
david.findlay@lakecitybank.com

LAKE CITY BANK REPORTS 2nd QUARTER RESULTS

Quarterly Dividend Maintained

Warsaw, Indiana (July 27, 2009) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $4.5 million for the second quarter of 2009 versus $4.8 million for the second quarter of 2008. Diluted net income per share for the quarter was $0.29 versus $0.39 for the comparable period of 2008. On a linked quarter basis, these results compared to net income of $3.9 million, or $0.29 per diluted share, for the first quarter of 2009.

The Company further reported net income of $8.3 million for the six months ended June 30, 2009 versus $10.0 million for the comparable period of 2008. Diluted net income per common share was $0.58 for the six months ended June 30, 2009 versus $0.81 for the comparable period of 2008. The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.155 per share, payable on August 5, 2009 to shareholders of record as of July 25, 2009. The quarterly dividend is unchanged from the dividends paid in 2008 and in the first quarter of 2009.

Average total loans for the second quarter of 2009 were $1.89 billion versus $1.64 billion for the second quarter of 2008 and $1.84 billion for the linked first quarter of 2009. The year-over-year increase for the second quarter represented an increase of 15%, or $251 million. On a linked quarter basis, average loans increased by $47 million versus the first quarter of 2009. Total gross loans as of June 30, 2009 were $1.88 billion compared to $1.67 billion as of June 30, 2008 and $1.86 billion as of March 31, 2009.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “Given the challenges in our regional and national economy, and the impact they have had on our client base, we are proud of our performance for the first six months of the year. At a time when many of our larger regional and national competitors appear to be refocusing away from our region and retrenching, we are moving forward and expanding our banking activities, particularly through increased lending in Indiana. We continue to focus our efforts on ensuring that Lake City Bank is positioned to serve our region as the leading bank for business. While we are certainly affected by the challenges our region faces today, we continue to build our business plan around future opportunities rather than dwelling only on today’s issues.”

The Company’s net interest margin was 3.45% in the second quarter versus 3.12% in the first quarter and 3.15% for the second quarter of 2008. This margin improvement, in conjunction with strong growth in loans, contributed to an increase of 26% in the Company’s net interest income to $19.5 million in the second quarter of 2009 versus $15.5 million in the second quarter of 2008. On a linked quarter basis, net interest income increased by 15% versus the first quarter of 2009.

The Company’s provision for loan losses increased by $1.9 million, or 63%, to $4.9 million for the second quarter of 2009 versus $3.0 million in the same period of 2008. In the first quarter of 2009, the provision was $4.5 million. The provision increases in 2009 were primarily driven by continued loan growth, the difficult economic conditions in the Company’s markets and an overall concern about borrowers’ performance and prospects.

The Company's non-interest income was $6.0 million in both the second quarters of 2009 and 2008. Total revenue for the second quarter of 2009 was $25.6 million versus $21.5 million for the comparable period of 2008, an increase of 19%. On a linked quarter basis, total revenue increased by 13% versus the first quarter of 2009.

The Company's non-interest expense was $14.2 million for the second quarter of 2009 compared to $11.6 million for the same period in 2008, an increase of 22%. Driving the increase was a $1.5 million increase in regulatory expense, which resulted from higher FDIC insurance premiums that have been levied on all financial institutions. In addition, salaries and employee benefits increased by $640,000, or 10%, versus the second quarter of 2008, primarily as a result of staff additions in lending positions in the Indianapolis loan production office, normal merit increases system-wide and increased health insurance costs. The Company's efficiency ratio for the second quarter of 2009 was 55%, compared to 54% for the same period in 2008, and improved from the 56% reported for the first quarter of 2009.

Net charge-offs totaled $1.3 million in the second quarter of 2009, versus $1.8 million during the second quarter of 2008 and $2.0 million during the first quarter of 2009. Lakeland Financial’s allowance for loan losses as of June 30, 2009 was $25.1 million, compared to $18.0 million as of June 30, 2008 and $21.4 million as of March 31, 2009. The allowance for loan losses increased to 1.33% of total loans as of June 30, 2009 versus 1.08% for the comparable period in 2008 and 1.15% as of March 31, 2009.

Nonperforming assets declined to $20.5 million as of June 30, 2009 compared to $21.5 million as of March 31, 2009 and $26.4 million on June 30, 2008. The ratio of nonperforming assets to total assets declined to 0.85% on June 30, 2009 compared to 0.88% on March 31, 2009 and 1.17% at June 30, 2008. The allowance for loan losses represented 127% of nonperforming loans as of June 30, 2009 versus 104% at March 31, 2009 and 72% at June 30, 2008.

Kubacki continued, “Clearly, the economy of Northern Indiana continues to face significant stress, which has had a negative impact on our client base, particularly the commercial clients that represent our core borrowers. Yet, our clients have continued to demonstrate a resiliency reflective of the entrepreneurial spirit of the region. We’re hopeful that an economic recovery is on the horizon as a prolonged recession could further weaken their businesses.”

“Like many banks throughout the country, we have grown our allowance for loan losses in response to these difficult times. Our allowance for loan losses has grown by more than a third in 2009 as we have actively monitored our asset quality situation. This prudent increase is a reflection of the negative factors impacting our clients and their businesses and the clear risk of potential loan losses. While we are cautiously pleased that our total nonperforming assets decreased slightly during the quarter, we do not believe that it is an indication of any consequential economic rebound. Rather, it’s more likely a sign of the ability of our clients to manage through a difficult period,” Kubacki added.

For the three months ended June 30, 2009, Lakeland Financial’s tangible capital to average assets ratio was 6.42% compared to 6.18% for the first quarter of 2009 and 6.53% for the second quarter of 2008. Average total capital to average assets for the quarter ended June 30, 2009 was 13.10% versus 12.86% for the first quarter of 2009 and 10.83% for the second quarter of 2008. Average total deposits for the quarter ended June 30, 2009 were $1.85 billion versus $1.91 billion for the first quarter of 2009 and $1.55 billion for the second quarter of 2008.

Lakeland Financial Corporation is a $2.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION

SECOND QUARTER 2009 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2009	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets	$ 2,404,140	$ 2,446,664	$ 2,249,128	$ 2,404,140	$ 2,249,128
Deposits	1,735,136	1,956,787	1,605,035	1,735,136	1,605,035
Loans	1,882,106	1,864,387	1,674,742	1,882,106	1,674,742
Allowance for Loan Losses	25,090	21,418	18,014	25,090	18,014
Total Equity	212,193	209,066	151,071	212,193	151,071
Tangible Common Equity	154,144	151,018	146,525	154,144	146,525
AVERAGE BALANCES
Total Assets	$ 2,426,602	$ 2,385,216	$ 2,140,275	$ 2,406,024	$ 2,083,470
Earning Assets	2,304,684	2,255,684	2,018,081	2,280,319	1,964,580
Investments	395,711	389,237	366,294	392,492	349,997
Loans	1,891,724	1,844,571	1,640,405	1,868,277	1,602,479
Total Deposits	1,852,776	1,908,665	1,552,889	1,880,566	1,533,836
Interest Bearing Deposits	1,630,532	1,690,949	1,334,415	1,660,573	1,315,682
Interest Bearing Liabilities	1,972,947	1,975,098	1,751,947	1,974,016	1,697,278
Total Equity	210,824	173,371	151,575	192,201	150,554
INCOME STATEMENT DATA
Net Interest Income	$ 19,538	$ 17,015	$ 15,498	$ 36,553	$ 30,004
Net Interest Income-Fully Tax Equivalent	19,844	17,323	15,792	37,171	30,588
Provision for Loan Losses	4,936	4,516	3,021	9,452	4,174
Noninterest Income	6,022	5,570	5,972	11,592	11,741
Noninterest Expense	14,153	12,687	11,607	26,840	22,989
Net Income	4,460	3,870	4,802	8,330	10,043
Net Income Available to Common Shareholders	3,660	3,580	4,802	7,240	10,043
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.29	$ 0.29	$ 0.39	$ 0.58	$ 0.82
Diluted Net Income Per Common Share	0.29	0.29	0.39	0.58	0.81
Cash Dividends Declared Per Common Share	0.155	0.155	0.155	0.310	0.295
Book Value Per Common Share (equity per share issued)	12.75	12.51	12.29	12.75	12.29
Market Value – High	21.04	23.87	25.00	23.87	25.00
Market Value – Low	17.10	14.14	19.00	14.14	16.87
Basic Weighted Average Common Shares Outstanding	12,416,710	12,401,498	12,262,926	12,409,146	12,239,372
Diluted Weighted Average Common Shares Outstanding	12,515,196	12,507,496	12,468,486	12,512,890	12,447,473
KEY RATIOS
Return on Average Assets	0.74%	0.66%	0.90%	0.70%	0.97%
Return on Average Total Equity	8.49	9.05	12.75	8.74	13.42
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	55.37	56.17	54.06	55.75	55.07
Average Equity to Average Assets	8.69	7.27	7.08	7.99	7.22
Net Interest Margin	3.45	3.12	3.15	3.29	3.13
Net Charge Offs to Average Loans	0.27	0.43	0.43	0.35	0.25
Loan Loss Reserve to Loans	1.33	1.15	1.08	1.33	1.08
Nonperforming Loans to Loans	1.05	1.11	1.49	1.05	1.49
Nonperforming Assets to Assets	0.85	0.88	1.17	0.85	1.17
Tier 1 Leverage	10.19	10.28	8.40	10.19	8.40
Tier 1 Risk-Based Capital	11.89	11.83	9.84	11.89	9.84
Total Capital	13.10	12.86	10.83	13.10	10.83
Tangible Capital	6.42	6.18	6.53	6.42	6.53
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 13,805	$ 2,111	$ 6,170	$ 13,805	$ 6,170
Loans Past Due 90 Days or More	253	680	972	253	972
Non-accrual Loans	19,446	20,009	23,987	19,446	23,987
Nonperforming Loans	19,699	20,689	24,959	19,699	24,959
Other Real Estate Owned	711	748	1,357	711	1,357
Other Nonperforming Assets	59	103	45	59	45
Total Nonperforming Assets	20,469	21,540	26,361	20,469	26,361
Impaired Loans	18,967	19,624	23,718	18,967	23,718
Net Charge Offs/(Recoveries)	1,264	1,958	1,765	3,222	1,961

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of June 30, 2009 and December 31, 2008

(in thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and due from banks	$ 34,454	$ 57,149
Short-term investments	7,329	6,858
Total cash and cash equivalents	41,783	64,007

Securities available for sale (carried at fair value)	390,092	387,030
Real estate mortgage loans held for sale	5,742	401

Loans, net of allowance for loan losses of $25,090 and $18,860	1,857,016	1,814,474

Land, premises and equipment, net	30,335	30,519
Bank owned life insurance	34,377	33,966
Accrued income receivable	8,714	8,599
Goodwill	4,970	4,970
Other intangible assets	310	413
Other assets	30,801	33,066
Total assets	$ 2,404,140	$ 2,377,445

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 226,270	$ 230,716
Interest bearing deposits	1,508,866	1,654,583
Total deposits	1,735,136	1,885,299

Short-term borrowings
Federal funds purchased	14,500	19,000
Securities sold under agreements to repurchase	127,778	137,769
U.S. Treasury demand notes	3,286	840
Other short-term borrowings	220,000	45,000
Total short-term borrowings	365,564	202,609

Accrued expenses payable	19,069	17,163
Other liabilities	1,208	1,434
Long-term borrowings	40,042	90,043
Subordinated debentures	30,928	30,928
Total liabilities	2,191,947	2,227,476

EQUITY
Cumulative perpetual preferred stock: 1,000,000 shares authorized, no par value, $1 liquidation value
56,044 shares issued and outstanding as of June 30, 2009	53,891	0
Common stock: 90,000,000 shares authorized, no par value
12,417,330 shares issued and 12,321,977 outstanding as of June 30, 2009
12,373,080 shares issued and 12,266,849 outstanding as of December 31, 2008	1,453	1,453
Additional paid-in capital	23,398	20,632
Retained earnings	144,753	141,371
Accumulated other comprehensive loss	(9,959)	(12,024)
Treasury stock, at cost (2009 - 95,353 shares, 2008 - 106,231 shares)	(1,432)	(1,552)
Total stockholders' equity	212,104	149,880

Noncontrolling interest	89	89
Total equity	212,193	149,969
Total liabilities and equity	$ 2,404,140	$ 2,377,445

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Six Months Ended June 30, 2009 and 2008

(in thousands except for share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 23,751	$ 24,326	$ 46,540	$ 49,801
Tax exempt	30	27	100	59
Interest and dividends on securities
Taxable	4,433	3,976	8,896	7,356
Tax exempt	604	623	1,207	1,237
Interest on short-term investments	12	60	28	151
Total interest income	28,830	29,012	56,771	58,604

Interest on deposits	8,278	10,691	18,033	22,738
Interest on borrowings
Short-term	265	1,305	573	3,729
Long-term	749	1,518	1,612	2,133
Total interest expense	9,292	13,514	20,218	28,600
NET INTEREST INCOME	19,538	15,498	36,553	30,004
Provision for loan losses	4,936	3,021	9,452	4,174
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	14,602	12,477	27,101	25,830

NONINTEREST INCOME
Wealth advisory fees	727	863	1,466	1,672
Investment brokerage fees	432	614	890	897
Service charges on deposit accounts	2,110	2,255	4,020	4,024
Loan, insurance and service fees	894	738	1,230	1,393
Merchant card fee income	840	887	1,643	1,697
Other income	437	410	953	868
Mortgage banking income	582	205	1,390	520
Net securities gains (losses)	0	0	0	28
Gain on redemption of Visa shares	0	0	0	642
Total noninterest income	6,022	5,972	11,592	11,741

NONINTEREST EXPENSE
Salaries and employee benefits	7,089	6,449	13,189	12,702
Net occupancy expense	720	689	1,641	1,485
Equipment costs	517	477	1,017	918
Data processing fees and supplies	1,005	867	1,984	1,707
Credit card interchange	523	579	1,051	1,114
Other expense	4,299	2,546	7,958	5,063
Total noninterest expense	14,153	11,607	26,840	22,989

INCOME BEFORE INCOME TAX EXPENSE	6,471	6,842	11,853	14,582
Income tax expense	2,011	2,040	3,523	4,539
NET INCOME	$ 4,460	$ 4,802	$ 8,330	$ 10,043
Dividends and accretion of discount on preferred stock	800	0	1,090	0
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 3,660	$ 4,802	$ 7,240	$ 10,043
BASIC WEIGHTED AVERAGE COMMON SHARES	12,416,710	12,262,926	12,409,146	12,239,372
BASIC EARNINGS PER COMMON SHARE	$ 0.29	$ 0.39	$ 0.58	$ 0.82
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,515,196	12,468,486	12,512,890	12,447,473
DILUTED EARNINGS PER COMMON SHARE	$ 0.29	$ 0.39	$ 0.58	$ 0.81

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2009
(unaudited in thousands)

	June 30,		December 31,		June 30,
	2009		2008		2008
Commercial and industrial loans	$ 1,243,095	66.0%	$ 1,201,611	65.5%	$ 1,087,457	64.9%
Commercial real estate - multifamily loans	26,623	1.4	25,428	1.4	23,282	1.4
Commercial real estate construction loans	136,440	7.2	116,970	6.4	94,403	5.6
Agri-business and agricultural loans	167,614	8.9	189,007	10.3	188,107	11.2
Residential real estate mortgage loans	98,814	5.3	117,230	6.4	116,520	7.0
Home equity loans	152,804	8.1	128,219	7.0	115,040	6.9
I I nstallment loans and other consumer loans	57,720	3.1	55,102	3.0	50,189	3.0
Subtotal	1,883,110	100.0%	1,833,567	100.0%	1,674,998	100.0%
Less: Allowance for loan losses	(25,090)		(18,860)		(18,014)
Net deferred loan (fees)/costs	(1,004)		(233)		(256)
Loans, net	$ 1,857,016		$ 1,814,474		$ 1,656,728